                                                               EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
UTILX Corporation

We consent to the incorporation by reference in the Registration Statement of UTILX Corporation on Form S-8 (Reg. No. 33-83728) of our report dated May 10, 1996, on our audits of the consolidated financial statements of UTILX Corporation as of March 31, 1996 and 1995 and for the three years in the period ended March 31, 1996, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.


Seattle, Washington
June 19, 1996